The following public release was made on August 12, 1998 by First Pulaski National Corporation:

      Robert M. Curry has resigned as Chairman and Chief Executive Officer of the First National Bank of Pulaski and its holding company, First Pulaski National Corporation and as a director. He is suffering from emotional and stress related illness and has voluntarily entered the hospital for treatment. We have discovered some unauthorized financial transactions have taken place, and these matters are being thoroughly investigated.
      We do not expect the Bank to suffer any material loss. The integrity of the Bank is not threatened in any way.